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February 10, 2022

PG&E Corporation Delivers on Guidance for Full-Year 2021

•Recorded GAAP losses were $0.05 per share for the year and GAAP earnings were $0.22 per share for the fourth quarter of 2021, compared to losses of $1.05 and earnings of $0.09, respectively, per share for the same periods in 2020.
•Non-GAAP core earnings were $1.08 per share for the year and $0.28 per share for the fourth quarter of 2021, compared to $1.61 and $0.21, respectively, per share for the same periods in 2020.
•Non-GAAP core earnings were consistent with guidance for the year when adjusted for potentially dilutive securities, landing at $1.00 per share.
•2022 EPS guidance initiated for GAAP earnings in the range of $0.89 to $1.23 and non-GAAP core earnings in the range of $1.07 to $1.13 per share.
•On February 8, 2022, Pacific Gas and Electric Company declared payment of all cumulative and unpaid dividends on its preferred shares as of January 31, 2022 and dividends that will be accrued through April 30, 2022, payable on May 13, 2022 and May 15, 2022, respectively, to shareholders of record on April 29, 2022.
•Completed Enhanced Vegetation Management work on 1,983 miles of powerlines in extreme or elevated fire-risk areas, exceeding goal by 10%.

SAN FRANCISCO — PG&E Corporation (NYSE: PCG) recorded full-year losses of $102 million, or $0.05 per share and fourth-quarter 2021 income available for common shareholders of $472 million, or $0.22 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with losses attributable to common shareholders of $1.3 billion, or $1.05 per share, for the full year of 2020 and income available for common shareholders of $200 million, or $0.09 per share, for the fourth quarter of 2020.

GAAP results include non-core items that management does not consider representative of ongoing earnings, which totaled $2.2 billion after tax, or $1.13 per share, for the year. These results were primarily driven by costs related to the amortization of Wildfire Fund contributions under Assembly Bill (AB) 1054, PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11), 2019-2020 wildfire-related costs, investigation remedies, and prior period net regulatory recoveries.

“Our performance in 2021 confirms my confidence in our future,” said Patti Poppe, CEO of PG&E Corporation. “We met our commitments for the year, and we intend to do so again in 2022. We are a safer company than we were before. And we will use our new operational and organizational structures to build on that progress every day, making investments to produce triple-bottom-line results for people, the planet, and California’s prosperity.”

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $2.1 billion, or $1.08 per share (or $1.00 per share on a fully diluted basis), for the full year 2021, compared with $2.0 billion, or $1.61 per share, during the same period in 2020. For the fourth-quarter, non-GAAP core earnings were $596 million, or $0.28 per share, compared with $441 million, or $0.21 per share, during the same period in 2020.

The increase in quarter-over-quarter non-GAAP core earnings per share was primarily driven by regulatory items, timing of taxes, cost reduction, and timing of nuclear refueling outages, partially offset by growth in rate base earnings and unrecoverable interest expense.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings (loss) attributable to common shareholders.

2022 Guidance

PG&E Corporation is initiating 2022 GAAP earnings guidance in the range of $0.89 to $1.23 per share, which includes non-core items. PG&E Corporation is initiating 2022 non-core items guidance in the range of $(210) million to $380 million after tax, reflecting costs related to the amortization of Wildfire Fund contributions under AB1054, PG&E Corporation’s and Utility’s reorganization cases under Chapter 11, investigation remedies, and 2019-2020 wildfire-related costs, partially offset by rate neutral securitization and Fire Victim Trust tax benefit and prior period net regulatory recoveries.

On a non-GAAP basis, the guidance range for projected 2022 core earnings is initiated at $1.07 to $1.13 per share. Factors driving non-GAAP core earnings include unrecoverable interest expense of $330 million to $370 million after tax and other earnings factors, including AFUDC equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, rate neutral securitization, and certain other factors.

Preferred Stock Dividend Information

On February 8, 2022, the Utility declared payment of all cumulative and unpaid dividends on the Utility’s preferred stock as of January 31, 2022 totaling $59.1 million payable on May 13, 2022 to holders of record on April 29, 2022 and declared a dividend on the Utility’s preferred stock totaling $3.5 million that will be accrued during the three-month period ending April 30, 2022 payable on May 15, 2022 to holders of record on April 29, 2022.

The Utility will pay dividends on its eight series of preferred stock as follows:

To be eligible for the preferred dividend payment, a shareholder must have purchased the stock at least one trading day before the applicable record date.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on February 10, 2022, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its fourth quarter 2021 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Fourth Quarter 2021 Earnings Call

When: Thursday, February 10, 2022 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived through February 17, 2022 at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through February 17, 2022, by dialing (800) 585-8367. International callers may dial (416) 621-4642. For both domestic and international callers, the confirmation code 6580027 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to earnings guidance for 2022. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and PG&E undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
	2021	2020	2019
Operating Revenues
Electric	$15,131	$13,858	$12,740
Natural gas	5,511	4,611	4,389
Total operating revenues	20,642	18,469	17,129
Operating Expenses
Cost of electricity	3,232	3,116	3,095
Cost of natural gas	1,149	782	734
Operating and maintenance	10,200	8,684	8,725
Wildfire-related claims, net of recoveries	258	251	11,435
Wildfire fund expense	517	413	—
Depreciation, amortization, and decommissioning	3,403	3,468	3,234
Total operating expenses	18,759	16,714	27,223
Operating Income (Loss)	1,883	1,755	(10,094)
Interest income	20	39	82
Interest expense	(1,601)	(1,260)	(934)
Other income, net	457	483	250
Reorganization items, net	(11)	(1,959)	(346)
Income (Loss) Before Income Taxes	748	(942)	(11,042)
Income tax provision (benefit)	836	362	(3,400)
Net Loss	(88)	(1,304)	(7,642)
Preferred stock dividend requirement of subsidiary	14	14	14
Loss Attributable to Common Shareholders	$(102)	$(1,318)	$(7,656)
Weighted Average Common Shares Outstanding, Basic	1,985	1,257	528
Weighted Average Common Shares Outstanding, Diluted	1,985	1,257	528
Net Loss Per Common Share, Basic	$(0.05)	$(1.05)	$(14.50)
Net Loss Per Common Share, Diluted	$(0.05)	$(1.05)	$(14.50)

Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Fourth Quarter, 2021 vs. 2020
(in millions, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2021	2020	2021	2020	2021	2020	2021	2020
PG&E Corporation's Earnings (Loss) on a GAAP basis	$472	$200	$0.22	$0.09	$(102)	$(1,318)	$(0.05)	$(1.05)
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	85	86	0.04	0.04	372	297	0.19	0.24
Bankruptcy and legal costs (3)	34	59	0.02	0.03	1,413	2,651	0.71	2.11
2019-2020 wildfire-related costs, net of insurance (4)	4	45	—	0.02	145	213	0.07	0.17
Investigation remedies (5)	1	71	—	0.03	148	223	0.07	0.18
Prior period net regulatory recoveries (6)	—	(21)	—	(0.01)	162	(46)	0.08	(0.04)
PG&E Corporation’s Non-GAAP Core Earnings (7)	$596	$441	$0.28	$0.21	$2,138	$2,020	$1.08	$1.61

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2021 and 2020, except for certain costs that are not tax deductible. Amounts may not sum due to rounding. Reflects 2,128 million and 1,985 million weighted average shares during the three and twelve months ended December 31, 2021, respectively.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit H: Use of Non-GAAP Financial Measures.

(2) The Utility recorded costs of $118 million (before the tax impact of $33 million) and $517 million (before the tax impact of $145 million) during the three and twelve months ended December 31, 2021, respectively, associated with the amortization of Wildfire Fund contributions related to Assembly Bill ("AB") 1054.

(3) PG&E Corporation and the Utility recorded costs of $50 million (before the tax impact of $16 million) and $1.5 billion (before the tax impact of $55 million) during the three and twelve months ended December 31, 2021, respectively, for bankruptcy and legal costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The Utility incurred $32 million (before the tax impact of $9 million) and $135 million (before the tax impact of $38 million) during the three and twelve months ended December 31, 2021, respectively, related to exit financing costs. PG&E Corporation and the Utility also incurred legal and other costs of $18 million (before the tax impact of $7 million) and $63 million (before the tax impact of $17 million) during the three and twelve months ended December 31, 2021, respectively. The Utility also recorded a $1.3 billion adjustment for the grantor trust election related to the Fire Victim Trust during the twelve months ended December 31, 2021.

(in millions, pre-tax)	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Exit financing	$32	$135
Legal and other costs	18	63
Fire Victim Trust grantor trust election	—	1,270
Bankruptcy and legal costs	$50	$1,469

(4) The Utility incurred costs, net of probable insurance recoveries, of $6 million (before the tax impact of $2 million) and $202 million (before the tax impact of $57 million) during the three and twelve months ended December 31, 2021, respectively, associated with the 2019-2020 wildfires. This includes costs of $5 million (before the tax impact of $1 million) and $18 million (before the tax impact of $5 million) during the three and twelve months ended December 31, 2021, respectively, for legal and other costs related to the 2019 Kincade fire, as well as $7 million (before the tax impact of $2 million) and $21 million (before the tax impact of $6 million) during the three and twelve months ended December 31, 2021, respectively, for legal and other costs related to the 2020 Zogg fire. In addition, the Utility accrued charges for third-party claims of $175 million (before the tax impact of $49 million) during the twelve months ended December 31, 2021, related to the 2019 Kincade fire, and $100 million (before the tax impact of $28 million) during the twelve months ended December 31, 2021, related to the 2020 Zogg fire. In addition, the Utility also incurred costs of $1 million (before the tax impact of $0.2 million) during the twelve months ended December 31, 2021 for clean-up and repair costs related to the 2019 Kincade fire, and $5 million (before the tax impact of $2 million) during the twelve months ended December 31, 2021 for clean-up and repair costs related to the 2020 Zogg fire. These costs were partially offset by probable insurance recoveries of $6 million (before the tax impact of $2 million) and $118 million (before the tax impact of $33 million) during the three and twelve months ended December 31, 2021, respectively, related to the 2020 Zogg fire.

(in millions, pre-tax)	Three Months Ended December 31, 2021	Year Ended December 31, 2021
2019 Kincade fire-related costs
Legal and other costs	$5	$18
Third-party claims	—	175
Utility clean-up and repairs	—	1
2020 Zogg fire-related costs, net of insurance
Legal and other costs	7	21
Insurance recoveries	(6)	(118)
Third-party claims	—	100
Utility clean-up and repairs	—	5
2019-2020 wildfire-related costs, net of insurance	$6	$202

(5) The Utility recorded a net benefit of $0.3 million (before the tax detriment of $1 million) and incurred costs of $171 million (before the tax impact of $23 million) during the three and twelve months ended December 31, 2021, respectively, associated with investigation remedies. The Utility recorded $5 million (before the tax impact of $1 million) and $74 million (before the tax impact of $18 million) during the three and twelve months ended December 31, 2021, respectively, related to the California Public Utilities Commission's ("CPUC") Order Instituting Investigation ("OII") into the 2017 Northern California Wildfires and 2018 Camp Fire (the "Wildfires OII") settlement, as modified by the decision different dated April 20, 2020. The Utility also recorded a reduction of $6 million (before the tax detriment of $2 million) and incurred costs of $12 million (before the tax impact of $3 million) during the three and twelve months ended December 31, 2021, respectively, for restoration and rebuild costs associated with the town of Paradise ("2018 Camp Fire"). The Utility also recorded a $40 million charge during the twelve months ended December 31, 2021, in connection with a settlement agreement with the Safety and Enforcement Division's investigation into the 2019 Kincade fire. The Utility also recorded costs of $0.5 million (before the tax impact of $0.1 million) $25 million (before the tax impact of $0.4 million) during the three and twelve months ended December 31, 2021, for system enhancements related to the locate and mark OII. The Utility also recorded an incremental charge of $20 million (before the tax impact of $1 million) during the twelve months ended December 31, 2021 associated with the May 26, 2021 Presiding Officer's Decision ("POD") for the Public Safety Power Shutoff ("PSPS") Order to Show Cause for the Fall 2019 PSPS events.

(in millions, pre-tax)	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Wildfire OII disallowance and system enhancements	$5	$74
Paradise restoration and rebuild	(6)	12
2019 Kincade fire settlement	—	40
Locate and mark OII system enhancements	1	25
Incremental PSPS charge	—	20
Investigation remedies	$—	$171

(6) The Utility incurred $257 million (before the tax impact of $95 million) during the twelve months ended December 31, 2021, associated with prior period net regulatory recoveries. This includes $135 million (before the tax impact of $61 million) during the twelve months ended December 31, 2021 related to wildfire response and mitigation regulatory matters, including the 2020 Wildfire Mitigation and Catastrophic Events application settlement. The Utility also recorded a $122 million (before the tax impact of $34 million) adjustment during the twelve months ended December 31, 2021 reflecting the impact of the April 15, 2021 FERC order denying the Utility's request for rehearing on the Transmission Owner ("TO") 18, which rejected the Utility's direct assignment of common plant to FERC, and impacted TO revenues recorded through December 31, 2020.

(in millions, pre-tax)	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Wildfire response and mitigation regulatory matters	$—	$135
TO18 FERC ruling impact	—	122
Prior period net regulatory recoveries	$—	$257

(7) "Non-GAAP core earnings" is a non-GAAP financial measure. See Exhibit H: Use of Non-GAAP Financial Measures.

PG&E Corporation's 2022 Earnings Guidance

	2022
EPS Guidance	Low		High
Estimated Earnings on a GAAP basis		$0.89		$1.23
Estimated Non-Core Items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.16	~	0.16
Bankruptcy and legal costs (3)	~	0.09	~	0.04
Investigation remedies (4)	~	0.05	~	0.05
2019-2020 wildfire-related costs (5)	~	0.02	~	0.01
Rate neutral securitization and Fire Victim Trust tax benefit (6)	~	(0.11)	~	(0.31)
Prior period net regulatory recoveries (7)	~	(0.03)	~	(0.03)
Estimated EPS on a non-GAAP Core Earnings basis	~	$1.07	~	$1.13

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit H: Use of Non-GAAP Financial Measures.

(2) "Amortization of Wildfire Fund contribution” represents the amortization of Wildfire Fund contributions related to AB1054. The total offsetting tax impact for the low and high non-core guidance range is $132 million.

		2022
(in millions, pre-tax)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$470	~	$470

(3) “Bankruptcy and legal costs" consists of exit financing costs including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $78 million and $31 million, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
Exit financing	~	$180	~	$60
Legal and other costs	~	100	~	50
Bankruptcy and legal costs	~	$280	~	$110

(4) “Investigation remedies" includes costs related to the 2019 Kincade fire settlement with the Safety and Enforcement Division approved by the CPUC on December 2, 2021, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $28 million.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire settlement	~	$85	~	$85
Wildfire OII disallowance and system enhancements	~	20	~	20
Paradise restoration and rebuild	~	15	~	15
Locate and mark OII system enhancements	~	5	~	5
Investigation remedies	~	$125	~	$125

(5) “2019-2020 wildfire-related costs" includes legal and other costs associated with the 2019 Kincade fire. The total offsetting tax impact for the low and high non-core guidance range is $17 million and $4 million, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire-related costs
Legal and other costs	~	$60	~	$15
2019-2020 wildfire-related costs	~	$60	~	$15

(6) “Rate neutral securitization and Fire Victim Trust tax benefit" includes the impact of post-emergence securitization and tax benefits related to Fire Victim Trust. Impacts of the post-emergence rate neutral securitization include the establishment of a securitization regulatory asset and an offsetting regulatory liability associated with revenue credits funded by up-front shareholder contributions and Net Operation Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of PG&E shares by the Fire Victim Trust, which PG&E has elected to treat as a grantor trust. The low and high cases reflect the assumption that the CPUC's final decision, issued on May 11, 2021, authorizing the securitization of $7.5 billion of wildfire-related claims, will become final and non-appealable in 2022. The low case includes tax benefits of the Fire Victim Trust shares sold as of February 9, 2022 and the high case reflects an assumption that the Fire Victim trust sells all 477 million shares in 2022. The total offsetting tax impact for the low and high non-core guidance range is $96 million and $2.1 billion, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
Rate neutral securitization and Fire Victim Trust tax benefit	~	$(145)	~	$1,390

(7) “Prior period net regulatory recoveries" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. The total offsetting tax impact for the low and high non-core guidance range is $22 million and $27 million, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(80)	~	$(95)
Prior period net regulatory recoveries	~	$(80)	~	$(95)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint annual report on Form 10-K for the quarter and year ended December 31, 2021.

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.

“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2023-2026, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.
Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.